Form of
                   Amendment to Investment Advisory Agreement

      This is an Amendment to the Investment Advisory Agreement made and entered into between INVESCO International Funds, Inc., a Maryland corporation (the "Company") and INVESCO Funds Group, Inc., a Delaware corporation ("IFG"), as of the 30th day of January, 1998 (the "Agreement").

      WHEREAS, the Company desires to have IFG perform investment advisory, statistical, research, and certain administrative and clerical services with respect to management of the assets of the Company allocable to the INVESCO International Blue Chip Fund, and IFG is willing and able to perform such services on the terms and conditions set forth in the Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Agreement, it is agreed that the terms and conditions of the Agreement shall be applicable to the Company's assets allocable to the INVESCO International Blue Chip Fund, to the same extent as if the INVESCO International Blue Chip Fund was to be added to the definition of "Funds" as utilized in the Agreement, and that INVESCO International Blue Chip Fund shall pay IFG a fee for services provided to them by IFG under the Agreement as follows:
0.75% on the first Fund's average net assets.

      IN WITNESS WHEREOF, the parties have executed this Agreement on this _____ day of __________, 1998.

                                          INVESCO INTERNATIONAL FUNDS, INC.


                                          By:   _________________________
                                                Dan J. Hesser,
ATTEST:                                         President

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Glen A. Payne, Secretary
                                          INVESCO FUNDS GROUP, INC.


                                          By:   _________________________
                                                Ronald L. Grooms,
ATTEST:                                         Senior Vice President

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Glen A. Payne, Secretary